Exhibit 99.1

Capital Title Group, Inc. 14648 North Scottsdale Road, Suite 125 Scottsdale, Arizona 85254 Tel 480-624-4200 Fax 480-624-4201 www.capitaltitlegroup.com Nasdaq: CTGI

NEWS RELEASE	For Further Information Contact:
Mark C. Walker, COO
Capital Title Group, Inc.
(480) 624-4200
FOR IMMEDIATE RELEASE	Rudy R. Miller, Chairman
The Miller Group
(800) 264-1870
ctgi@themillergroup.net

CAPITAL TITLE GROUP, INC. ANNOUNCES PRICING

OF COMMON STOCK OFFERING

SCOTTSDALE, ARIZ. – November 15, 2005 – Capital Title Group, Inc. (Nasdaq-NM: CTGI), today announced that it, along with certain selling stockholders, have entered into an agreement to sell 6,850,000 shares of Capital Title’s common stock in an underwritten public offering at a price to the public of $6.00 per share. The public offering consists of 5,000,000 shares of common stock offered by Capital Title and 1,850,000 shares of common stock offered by certain selling stockholders. The Company has also granted the underwriters a 45-day option to purchase up to 1,027,500 additional shares of common stock to cover over-allotments, if any.

Net proceeds to Capital Title from the sale of its common stock will be approximately $27.9 million after deducting underwriting discounts and commissions and estimated offering expenses payable by Capital Title. Capital Title intends to use the net proceeds from this offering for the redemption of its Series A Preferred Stock and for working capital and general corporate purposes. The offering is expected to close on November 18, 2005.

A registration statement on Form S-3 relating to these securities has filed and been declared effective by the Securities and Exchange Commission. Ryan Beck & Co., Inc. acted as the lead managing underwriter for the offering and Sanders Morris Harris Inc. acted as the co-manager of the offering. The public offering is being made solely by means of a prospectus, copies of which may be obtained by contacting Ryan Beck & Co., 18 Columbia Turnpike, Florham Park, NJ 07932, or at the Securities and Exchange Commission’s web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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CAPITAL TITLE GROUP, INC. ANNOUNCES PRICING OF COMMON STOCK OFFERING

November 15, 2005

About Capital Title

Headquartered in Scottsdale, Arizona, Capital Title Group, Inc. through its subsidiaries offers services throughout the United States for title insurance, appraisal and valuation services, and other related services to residential and commercial customers in the real estate and mortgage lending industries. Subsidiary companies include – Capital Title Agency, New Century Title Company, United Title Company, First California Title Company, Land Title of Nevada, CTG Real Estate Information Services, Nationwide Appraisal Services, Nationwide TotalFlood Services, Inc., Real Estate Appraisal Services, Inc., NAC1031 Exchange Services, 1031 ExchangePoint, Inc. and AdvantageWare – with strategically located offices in Arizona, California, Nevada, Pennsylvania and Texas. The Company is also licensed to issue and underwrite title insurance policies in Arizona, California, Nevada, New York, Pennsylvania and Texas through United Capital Title Insurance Company. The combined companies have in excess of 2,500 employees.

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act. Such statements may use words such as “proposed,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to Capital Title Group or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risk that this offering does not close and the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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